EATON VANCE TAX-MANAGED GLOBAL
DIVERSIFIED EQUITY INCOME FUND

AMENDED AND RESTATED ADMINISTRATIVE
SERVICES AGREEMENT

	AGREEMENT made this 6th day of
August, 2012, between Eaton Vance Tax-
Managed Global Diversified Equity Income
Fund, a Massachusetts business trust (the
"Fund"), and Eaton Vance Management, a
Massachusetts business trust (the
"Administrator").

	1.  Duties of the Administrator.  The
Fund hereby employs the Administrator to act as administrator for and to administer the affairs of the Fund, subject to the supervision of the Trustees of the Fund for the period and on the terms set forth in this Agreement.

	The Administrator hereby accepts such
employment, and agrees to administer the Fund's business affairs and, in connection therewith, to furnish for the use of the Fund office space and all necessary office facilities, equipment and personnel for administering the affairs of the Fund. The Administrator shall also pay the salaries and compensation of all officers and Trustees of the Fund who are members of the Administrator's organization and who render executive and administrative services to the Fund, and the salaries and compensation of all other personnel of the Administrator performing management and administrative services for the Fund. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

	In connection with its responsibilities as Administrator of the Fund, the Administrator will:

*	assist in preparing all annual, semi-
annual and other reports required to
be sent to Fund shareholders and/or
with the Securities and Exchange
Commission ("SEC"), and arrange for
the printing and dissemination of such
reports to shareholders;
*	prepare and assemble all reports
required to be filed by the Fund with
the SEC on Forms N-SAR, or on such
other form as the SEC may substitute
for Form N-SAR, and file such reports
with the SEC;
*	review the provision of services by the
Fund's independent accountants,
including, but not limited to, the
preparation by such firm of audited
financial statements of the Fund and
the Fund's federal, state and local tax
returns; and make such reports and
recommendations to the Trustees of
the Fund concerning the performance
of the independent accountants as the
Trustees deem appropriate;
*	arrange for the filing with the
appropriate authorities all required
federal, state and local tax returns;
*	arrange for the dissemination to
shareholders of the Fund's proxy
materials, and oversee the tabulation of
proxies by the Fund's transfer agent
or other duly authorized proxy
tabulator;
*	review and supervise the provision of
custodian services to the Fund; and
make such reports and
recommendations to the Trustees
concerning the provision of such
services as the Trustees deem
appropriate;
*	oversee the valuation of all such
portfolio investments and other assets
of the Fund as may be designated by
the Trustees (subject to any guidelines,
directions and instructions of the
Trustees), and review and supervise the
calculation of the net asset value of the
Fund's shares by the custodian;
*	negotiate the terms and conditions
under which transfer agency and
dividend disbursing services will be
provided to the Fund, and the fees to
be paid by the Fund in connection
therewith; review and supervise the
provision of transfer agency and
dividend disbursing services to the
Fund; and make such reports and
recommendations to the Trustees
concerning the performance of the
Fund's transfer and dividend
disbursing agent as the Trustees deem
appropriate;
*	establish the accounting policies of the
Fund; reconcile accounting issues
which may arise with respect to the
Fund's operations; and consult with
the Fund's independent accountants,
legal counsel, custodian, accounting
and bookkeeping agents and transfer
and dividend disbursing agent as
necessary in connection therewith;
*	determine the amount of all
distributions (if any) to be paid by the
Fund to its shareholders; prepare and
arrange for the publishing of notices to
shareholders regarding such
distributions (if required) and provide
the Fund's transfer and dividend
disbursing agent and custodian with
such information as is required for such
parties to effect the payment of
distributions and to implement the
Fund's dividend reinvestment plan;
*	review the Fund's bills and authorize
payments of such bills by the Fund's
custodian;
*	oversee services provided to the Fund
by external counsel;
*	make recommendations to the
Trustees as to whether the Fund should
make repurchase or tender offers for
its own shares; arrange for the
preparation and filing of all documents
required to be filed by the Fund with
the SEC; arrange for the preparation
and dissemination of all appropriate
repurchase or tender offer documents
and papers on behalf of the Fund; and
supervise and conduct the Fund's
periodic repurchase or tender offers
for its own shares;
*	monitor any variance between the
market value and net asset value per
share, and periodically report to the
Trustees available actions that may
conform such values;
*	monitor the activities of any
shareholder servicing agent retained
by the Administrator and periodically
report to the Trustees about such
activities;
*	arrange for the preparation and filing
of all other reports, forms, registration
statements and documents required to
be filed by the Fund with the SEC, the
Financial Industry Regulatory Authority
and any securities exchange where
Fund shares are listed; and
*	provide other internal legal, auditing,
accounting and administrative services
as ordinarily required in conducting the Fund's business affairs.

	Notwithstanding the foregoing, the
Administrator shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the management of the Fund's assets or the rendering of investment advice and supervision with respect thereto or the distribution of shares of the Fund, nor shall the Administrator be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent, custodian or shareholder servicing agent of the Fund.

	Sub-Administrators.  The Administrator
may employ one or more sub-administrators from time to time to perform such of the acts and services of the Administrator and upon such terms and conditions as may be agreed upon between the Administrator and such sub-administrators and approved by the
Trustees of the Fund, all as permitted by the Investment Company Act of 1940.

	2.	Compensation of the
Administrator.  The Board of Trustees of the
Fund have currently determined that, based on the current level of compensation payable to Eaton Vance Management by the Fund under the Fund's present Investment
Advisory Agreement with Eaton Vance
Management, the Administrator shall receive no compensation from the Fund in respect of the services to be rendered and the facilities to be provided by the Administrator under this Agreement. If the Trustees subsequently determine that the Fund should compensate the Administrator for such services and facilities, such compensation shall be set forth in a new agreement or in an amendment to this Agreement to be entered into by the parties hereto.

	3.	Allocation of Charges and
Expenses. It is understood that the Fund will pay all its expenses other than those expressly stated to be payable by the Administrator hereunder, which expenses payable by the Fund shall include, without implied limitation:

*	expenses of maintaining the Fund and
continuing its existence;
*	commissions, fees and other expenses
connected with the acquisition and
disposition of securities and other
investments;
*	auditing, accounting and legal
expenses;
*	taxes and interest;
*	governmental fees;
*	expenses of repurchase and
redemption (if any) of shares, including
all expenses incurred in conducting
repurchase and tender offers for the
purpose of repurchasing Fund shares;
*	expenses of registering and qualifying
the Fund and its shares under federal
and state securities laws and of
preparing registration statements and
amendments for such purposes, and
fees and expenses of registering and
maintaining registrations of the Fund
under state securities laws;
*	registration of the Fund under the
Investment Company Act of 1940;
*	expenses of reports and notices to
shareholders and of meetings of
shareholders and proxy solicitations
therefor;
*	expenses of reports to regulatory
bodies;
*	insurance expenses;
*	association membership dues;
*	fees, expenses and disbursements of
custodians and subcustodians for all
services to the Fund (including without
limitation safekeeping of funds,
securities and other investments,
keeping of books and accounts and
determination of net asset values);
*	fees, expenses and disbursements of
transfer agents, dividend disbursing
agents, shareholder servicing agents
and registrars for all services to the
Fund;
*	expenses of listing shares with a stock
exchange;
*	any direct charges to shareholders
approved by the Trustees of the Fund;
*	compensation and expenses of
Trustees of the Fund who are not
members of the Administrator's
organization;
*	all payments to be made and expenses
to be assumed by the Fund in
connection with the distribution of
Fund shares;
*	any pricing and valuation services
employed by the Fund to value its
investments including primary and
comparative valuation services;
*	any investment advisory, sub-advisory
or similar management fee payable by
the Fund;
*	all expenses incurred in connection
with the Fund's use of a line of credit,
or issuing and maintaining preferred
shares; and
*	such non-recurring items as may arise,
including expenses incurred in
connection with litigation, proceedings
and claims and the obligation of the
Fund to indemnify its Trustees and
officers with respect thereto.

	4.	Other Interests.  It is understood
that Trustees, officers and shareholders of the Fund are or may be or become interested in the Administrator as trustees, officers, employees, shareholders or otherwise and that trustees, officers, employees and shareholders of the Administrator are or may be or become similarly interested in the Fund, and that the Administrator may be or become interested in the Fund as a shareholder or otherwise. It is also understood that trustees, officers, employees and shareholders of the Administrator may be or become interested
(as directors, trustees, officers, employees, shareholders or otherwise) in other companies or entities (including, without limitation, other investment companies) that the Administrator may organize, sponsor or acquire, or with which it may merge or consolidate, and which may include the words
"Eaton Vance" or any combination thereof as part of their name, and that the Administrator or its subsidiaries or affiliates may enter into advisory or management or administration agreements or other contracts or relationship with such other companies or entities.

	5.	Limitation of Liability of the
Administrator.  The services of the
Administrator to the Fund are not to be
deemed to be exclusive, the Administrator being free to render services to others and engage in other business activities. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Administrator, the Administrator shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses which may be sustained in the acquisition, holding or disposition of any security or other investment.

	6.	Duration and Termination of this
Agreement.  This Agreement shall become
effective upon the date of its execution, and, unless terminated as herein provided, shall remain in full force and effect through and including the second anniversary of the execution of this Agreement and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after such date is specifically approved at least annually (i) by the Board of Trustees of the Fund and (ii) by the vote of a majority of those Trustees of the Fund who are not interested persons of the Administrator or the Fund.

	Either party hereto may, at any time on
sixty (60) days' prior written notice to the other, terminate this Agreement without the payment of any penalty, by action of the Trustees of the Fund or the trustee of the Administrator, as the case may be, and the Fund may, at any time upon such written notice to the Administrator, terminate the Agreement by vote of a majority of the outstanding voting securities of the Fund.
This Agreement shall terminate automatically in the event of its assignment.

	7.	Amendments of the Agreement.
This Agreement may be amended by a writing signed by both parties hereto, provided that no amendment to this Agreement shall be effective until approved (i) by the vote of a majority of those Trustees of the Fund who are not interested persons of the Administrator or the Fund, and (ii) by vote of the Board of Trustees of the Fund.

	8.	Limitation of Liability.  Each party
expressly acknowledges the provision in the other party's Agreement and Declaration of Trust limiting the personal liability of trustees, officers and shareholders, and each party hereby agrees that it shall only have recourse to the assets of the other party for payment of claims or obligations arising out of this Agreement and shall not seek satisfaction from the Trustees, officers or shareholders of the other party.

	9.	Use of the Name "Eaton
Vance." The Administrator hereby consents to the use by the Fund of the name "Eaton
Vance" as part of the Fund's name;
provided, however, that such consent shall be conditioned upon the employment of the Administrator or one of its affiliates as the administrator of the Fund. The name "Eaton
Vance" or any variation thereof may be used from time to time in other connections and for other purposes by the Administrator and its affiliates and other investment companies that have obtained consent to the use of the name "Eaton Vance." The Administrator shall have the right to require the Fund to cease using the name "Eaton Vance" as part of the Fund's name if the Fund ceases, for any reason, to employ the Administrator or one of its affiliates as the Fund's administrator. Future names adopted by the Fund for itself, insofar as such names include identifying words requiring the consent of the Administrator, shall be the property of the Administrator and shall be subject to the same terms and conditions.

	10.	Certain Definitions.  The terms
"assignment" and "interested persons"
when used herein shall have the respective meanings specified in the Investment
Company Act of 1940 as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order. The term "vote of a majority of the outstanding voting securities" shall mean the vote of the lesser of (a) 67 per centum or more of the shares of the Fund present or represented by proxy at the meeting if the holders of more than 50 per centum of the outstanding shares of the Fund are present or represented by proxy at the meeting, or (b) more than 50 per centum of the outstanding shares of the Fund.



	IN WITNESS WHEREOF, the parties
hereto have caused this Agreement to be
executed on the day and year first above written.


EATON VANCE TAX-MANAGED GLOBAL
	EATON VANCE MANAGEMENT
DIVERSIFIED EQUITY INCOME FUND


By:
	By:
	Barbara Campbell
	Maureen A. Gemma
       Treasurer
	Vice President




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